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                                                                  Exhibit 10 (i)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of CUNA Mutual Variable Annuity Account (the "Account") on Form N-4 of our report, dated February 13, 2008, on the financial statements of the Subaccounts comprising the Account, appearing in the Statement of Additional Information (which is incorporated by reference in the prospectus of the Account), which is part of Post-Effective Amendment No. 4 to Registration Statement No. 333-148426, and to the reference to us under the heading "Experts" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP

Chicago, Illinois
November 21, 2008

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of CUNA Mutual Variable Annuity Account (the "Account") on Form N-4 of our report, dated March 26, 2008, on the consolidated balance sheets of CUNA Mutual Insurance Society as of December 31, 2007 and 2006 and the related consolidated statements of operations, comprehensive income, changes in policyholders' surplus, and cash flows for each of the three years in the period ended December 31, 2007 (which report expresses an unqualified opinion and includes an explanatory paragraph related to the change in method of accounting for uncertainty in income taxes and defined pension and other postretirement plans in 2007 and which states that we did not audit the consolidated financial statements of The CUMIS Group Limited and Subsidiaries, CMG Mortgage Insurance Company, and CMG Mortgage Assurance Company, all of which were audited by other auditors whose reports have been furnished to us, and that our opinion, insofar as it relates to the aforementioned companies that were not audited by us, is based solely on the reports of such other auditors), appearing in the Statement of Additional Information (which is incorporated by reference in the prospectus of the Account), which is part of Post-Effective Amendment No. 4 to Registration Statement No. 333-148426, and to the reference to us under the heading "Experts" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP

Chicago, Illinois
November 21, 2008


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